SUB-ITEM 77Q1(e)

April 30, 2004


A I M Advisors, Inc.
11 Greenway Plaza
Suite 100
Houston, TX  77046-1173


Dear Ladies and Gentlemen:

The AIM Funds listed in Attachment A hereto, as such Attachment A may be amended from time to time (the "Funds"), are series of AIM Counselor Series Trust and AIM International Mutual Funds, both of which are registered investment companies (the "Companies"). Each Fund currently offers one or more classes of shares ("Classes").

You hereby agree during the periods specified in Attachment A to pay operating expenses of the Classes (excluding interest, taxes, brokerage commissions, and extraordinary expenses of each Class) which exceed, in the aggregate, the contractual caps considered by the Boards of Trustees of the Companies in a Written Consent dated April 30, 2004.

This agreement is made and to be performed principally in the State of Texas, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas. Any amendment to this agreement shall be in writing signed by the parties hereto.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

AIM Counselor Series Trust
AIM International Mutual Funds


By:      /s/ Robert H. Graham
    ----------------------------------------
         Robert H. Graham
Title:   President

The foregoing agreement is hereby accepted as of April 30, 2004

A I M Advisors, Inc.

By:      /s/ Mark H. Williamson
   -----------------------------------------
         Mark H. Williamson
Title:   President

ATTACHMENT A


                                                                                     Contractual
                                                                    Contractual         Expense
                                                                       Expense            Cap
                                                                         Cap            Period
Fund (Fiscal Year End)
----------------------------------------------------------------------------------------------------------------------------
AIM Counselor Series Trust (8/31)

  INVESCO Multi Sector Fund-Institutional Class                          1.75%       April 30, 2004 through August 31, 2004

AIM International Mutual Funds (10/31)

  INVESCO International Core Equity Fund-Institutional Class             1.75%       April 30, 2004 through October 31, 2004